EXHIBIT 99.1

Clayton, Dubilier & Rice Completes Investment in CHC Group
With Third Purchase of Convertible Preferred Shares

Dec. 15, 2014 – New York – Funds affiliated with Clayton, Dubilier & Rice LLC (CD&R) have completed the third stage of CD&R’s investment in CHC Group Ltd. (NYSE: HELI) through the purchase of convertible preferred shares in a private placement.

Consistent with terms of an investment agreement that CHC and CD&R entered into on Aug. 21, CD&R has purchased an additional 100,000 of the preferred shares for a price of $100 million. These shares represent all of the preferred shares that were available in a rights offering to existing shareholders of CHC, an offering that was cancelled when participation by the existing shareholders failed to meet the minimum threshold for completion.

This purchase by CD&R follows the purchase of 116, 000 convertible preferred shares for a price of $116 million on Oct. 30, and the purchase of 384,000 convertible preferred shares for a price of $384 million on Nov. 12.

CHC plans to use proceeds from the investment primarily to reduce debt and other fixed charges.

About CHC Group Ltd.
CHC Group Ltd. is a commercial operator of helicopters focused on enabling customers to go further, do more and come home safely. CHC provides helicopter flight services to oil and gas companies and government search-and-rescue agencies, and helicopter maintenance, repair and overhaul services to organizations through the Heli-One segment. The company operates 233 aircraft in about 30 countries around the world.

About Clayton, Dubilier & Rice
Founded in 1978, Clayton, Dubilier & Rice is a private equity firm with an investment strategy predicated on producing financial returns through building stronger, more profitable businesses. CD&R manages approximately $21 billion on behalf of its investors and since inception has acquired 62 businesses with an aggregate transaction value of more than $90 billion. For more information, please visit www.cdr-inc.com.

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Additional Information
The preferred shares offered to the purchaser in the private placement have not been and will not be registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements and information within the meaning of certain securities laws, including the “safe harbor” provision of the United States Private Securities Litigation Reform Act of 1995, the

United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended and other applicable securities legislation. All statements, other than statements of historical fact included in this press release are “forward-looking statements.” While these forward-looking statements represent our best current judgment, actual results could differ materially from the conclusions, forecasts or projections contained in the forward-looking statements. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection in the forward-looking information contained herein. Such factors include: volatility in the oil and gas sector generally, and potential impact of such volatility on offshore exploration and production, particularly on demand for offshore transportation services; as well as competition in the markets we serve, our ability to secure and maintain long-term support contracts, our ability to maintain standards of acceptable safety performance, political, economic, and regulatory uncertainty, problems with our non-wholly owned entities, including potential conflicts with the other owners of such entities, exposure to credit risks, our ability to continue funding our working capital requirements, risks inherent in the operation of helicopters, unanticipated costs or cost increases associated with our business operations, exchange rate fluctuations, trade industry exposure, inflation, ability to continue maintaining government issued licenses, necessary aircraft or insurance, loss of key personnel, work stoppages due to labor disputes, and future material acquisitions or dispositions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. The Company disclaims any intentions or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to our annual report on Form 10-K, as amended by our annual report on Form 10-K/A, and quarterly reports on Form 10-Q, and our other filings, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available free of charge at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates or forward-looking statements made herein.

Contact Information
INVESTORS
Lynn Antipas Tyson
Vice President, Investor Relations
+1.914.485.1150
lynn.tyson@chc.ca

MEDIA
T.R. Reid
Vice President, Global Communications
+1.512.869.9094
t.r.reid@chc.ca